UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	FRAN	The Nasdaq Stock Market LLC
Purchase Rights of Series A Junior Prticipating Preferred Stock, par value $0.01 per share	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Francesca’s Holdings Corporation (the “Company,” “we,” “our” or “us”) is filing this Current Report on Form 8-K to avail itself of an extension to file its Quarterly Report on Form 10-Q for the thirteen weeks ended May 2, 2020 (the “Form 10-Q”). The Company is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions From the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) (the “Order”).

The COVID-19 pandemic has resulted in significant disruptions in the Company’s business, supply chain and its overall operations. These disruptions include, but are not limited to, the temporary closure of the Company’s 703 boutiques beginning on March 25, 2020 through April 30, 2020 (when the Company began reopening boutiques where local shutdown orders have been lifted), the temporary furlough of a significant number of the Company’s employees, and other financial and operational concerns associated with or caused by COVID-19. Specifically, the Company requires additional time to complete the impairment assessments of the Company’s long-lived assets for the quarter, including the related income tax effect, which is necessary to finalize the Form 10-Q. The Company anticipates that it will file its Form 10-Q no later than 45 days after June 16, 2020 as permitted by the Order.

Risk Factors

Below are risk factors regarding the COVID-19 pandemic that the Company’s stockholders should consider with respect to the impact of the COVID-19 pandemic on the Company’s business and operations.

Our business is subject to risks arising from the COVID-19 pandemic.

The recent outbreak of COVID-19, which has been declared by the World Health Organization to be a pandemic, has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19, or other public health epidemic poses the risk that we or our employees, vendors, suppliers and other partners may be prevented from conducting normal business activities at full capacity for an indefinite period of time, including due to spread of disease among our employees, vendors, suppliers and other partners, or due to shutdowns that may be or have been requested or mandated by governmental authorities. While it is not possible at this time to predict with certainty the impact that the COVID-19 pandemic will have on our business, the continued spread of COVID-19 and the measures taken by the U.S. government and the government of the countries in which we operate and in which our vendors and suppliers operate has and / or may continue to result in, among other things, the closure of all of our boutiques from March 25, 2020 to April 30, 2020, when we began reopening our boutiques in locations where local shutdown orders have been lifted, reduced operating capacity at our ecommerce website and distribution facility, reduced customer visits on our ecommerce website, temporary furloughs of substantially all corporate and boutique employees (for the duration of boutique closures at their location and subject to reduced staffing for a phase-in period upon reopening), base salary reductions for our senior leadership team through June 2020, suspension of payment of all accounts payable other than those necessary to support our ecommerce business, a shortage of boutique employees who are willing to operate our boutiques when they reopen, a delay in the shipment of merchandise to our boutiques or a shortage of merchandise in our boutiques and a decrease in consumer willingness to visit malls and shopping centers and consumer discretionary spending generally. If individuals decide to continue to stay at home and away from malls and other shopping locations when our boutiques reopen, including due to continued and prolonged periods of government mandated remote work or sheltering in place or due to a resurgence of COVID-19 after the initial infection has subsided, it would further adversely affect traffic in our boutiques and, therefore, our operating results and financial condition will or may be adversely impacted. In addition, if individuals are concerned with the economic impact of the COVID-19 pandemic, they may decrease their discretionary spending on our products, which would adversely affect our operating results and financial condition. The COVID-19 pandemic and mitigation measures are currently having and may continue to have an adverse impact on global economic conditions, which has had and may continue to have an adverse effect on our business and financial condition, including on our ability to obtain financing on terms acceptable to us, if at all. The extent to which the COVID-19 pandemic continues to impact our results will depend on future developments that are highly uncertain and cannot be predicted at this time, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

In addition, in connection with the COVID-19 pandemic, many federal, state and local governmental authorities or individual landlords have granted, or may potentially grant, rent relief or other relief or enact amnesty programs applicable to the leases for our boutiques, corporate headquarters and distribution facility. As a result of such relief, beginning in April 2020, we stopped lease payments on all of our boutiques, corporate headquarters and distribution facility, subject to discussions with our landlords. We intend to resume lease payments in July 2020, including payment of any deferred rent in accordance with the terms agreed or to be agreed to with our landlords. If we are unable to generate sufficient operating income to repay any deferred lease payments within the timelines prescribed by applicable governmental authorities or agreed by our landlords, the leases for our boutiques, corporate headquarters and distribution facility may be subject to cancellation. Further, there can be no assurance that we will be successful in obtaining all or any of the additional rent relief we are seeking. Failure to obtain such rent abatements would have a material adverse effect on our liquidity, financial condition and results of operations. The ultimate impact of the COVID-19 pandemic on our business, results of operations, financial condition and cash flows will depend on our ability to have sufficient liquidity until such time as our stores can again generate revenue and profits capable of supporting our ongoing operations, all of which remain highly uncertain at this time.

Our audited financial statements included a statement that there is a substantial doubt about our ability to continue as a going concern and a continuation of negative financial trends could result in our inability to continue as a going concern.

Our audited financial statements as of and for the year ended February 1, 2020 were prepared on the assumption that we would continue as a going concern. Our audited financial statements as of and for the year ended February 1, 2020 did not include any adjustments that might result from the outcome of this uncertainty. As a result of the impact of the COVID-19 pandemic on our operations, our management has determined that there is a substantial doubt about our ability to continue as a going concern over the next twelve months and our independent auditors have included a “going concern” explanatory paragraph in their report on our financial statements as of and for the year ended February 1, 2020. We have obtained a waiver of any event of default associated with our independent auditor’s report indicating a substantial doubt about our ability to continue as a going concern in connection with our year-end audit under our Amended Asset Based Revolving Credit Agreement with JPMorgan Chase Bank, N.A. (“Amended ABL Credit Agreement”) and Term Loan Credit Agreement with Tiger Finance, LLC (“Term Loan Credit Agreement”). The reaction of investors to the inclusion of a going concern statement by our independent auditors, and our potential inability to continue as a going concern, could materially adversely affect the price of our common stock.

Additionally, if our projected operating results fail to improve we could violate additional debt covenants, our liquidity could be further adversely impacted and we may need to seek additional sources of funding. There is no assurance that we will be able to maintain our borrowing base availability under our Amended ABL Credit Agreement and Term Loan Credit Agreement, raise additional capital to fund our operations, or that debt or equity financing will be available in sufficient amounts or on acceptable terms. If our operating results fail to improve, then our financial condition could render us unable to continue as a going concern.

Our liquidity has been adversely impacted by our negative operating results and the COVID-19 pandemic and there is no assurance that we will have sufficient liquidity to continue operations.

We experienced significant declines in comparable sales, net sales and gross profit since fiscal year 2017 as compared to prior periods. The decrease in comparable sales was primarily driven by the decline in boutique traffic and conversion rates. The shutdown of all of our boutiques from March 25, 2020 to April 30, 2020 in connection with the COVID-19 pandemic exasperated these issues. As a result, we may need to obtain additional financing to fund our current obligations and operations either through a refinancing or other means. There can be no assurance that we will be able to effect a refinancing on acceptable terms or obtain additional liquidity. As described above in the risk factors entitled, “Our business is subject to risks arising from the COVID-19 pandemic.” and “As a result of the impact of the COVID-19 pandemic, our audited financial statements contain a statement regarding a substantial doubt about our ability to continue as a going concern.”, the inclusion of a going concern qualification in the report of our independent registered public accountant on our financial statements for the fiscal year ended February 1, 2020 resulted in a violation of certain covenants under our Amended ABL Credit Agreement and Term Loan Credit Agreement. In addition, our failure to pay rent on our leased locations in the months of April, May and June resulted in a violation of certain covenants under our Amended ABL Credit Agreement and Term Loan Agreement for which we were required to obtain, and did so obtain, a waiver from our lenders. If we are unable to regain compliance (without further waivers from our lenders) with the covenants under our Amended ABL Credit Agreement and Term Loan Credit Agreement, we may have events of default under such credit agreements and we may be unable to make future borrowings under such credit agreements. Any inability to borrow under our credit agreements would adversely impact our ability to repay currently suspended accounts payable and abated lease payments for all of our boutiques, corporate headquarters and distribution facility, within the timelines prescribed by applicable governmental authorities or agreed to by our landlords or third parties, as applicable. We cannot provide any assurance that we will be able to secure sufficient liquidity to fund our business operations, including through additional financings, re-financings, or that we will be able achieve positive results through our growth strategy. If we are unable to generate or obtain the requisite amount of financing needed to fund our business operations or execute our growth strategy, our liquidity and ability to continue operations could be materially adversely affected. As a result, we may be required to delay, reduce and/or cease our operations and/or seek bankruptcy protection.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: June 16, 2020	By:	/s/ Cindy Thomassee
Cindy Thomassee
Executive Vice President and Chief Financial Officer